UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 2, 2005

MONOLITHIC POWER SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51026	77-0466789
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

983 University Avenue, Building A

Los Gatos, California 95032

(Address of principal executive offices) (Zip Code)

(408) 357-6600

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Officer Separation Agreement and Release

On September 6, 2005, Monolithic Power Systems, Inc. (the “Company”) announced the resignation of Timothy Christoffersen from his position as the Company’s Chief Financial Officer and the appointment C. Richard Neely, Jr. to the position as the Company’s Chief Financial Officer. Mr. Christoffersen’s resignation from, and Mr. Neely’s appointment to, the position as the Company’s Chief Financial Officer is each effective as of September 6, 2005. In connection with Mr. Christoffersen’s resignation, Mr. Christoffersen and the Company entered into a Separation Agreement and Release dated as of September 2, 2005 (the “Separation Agreement”). Pursuant to the Separation Agreement, from September 6, 2005 through April 5, 2006 (the “Transition Term”), Mr. Christoffersen will provide advisory services to the Company relating to financial and accounting matters and will be paid $7,500 per month for twenty-five hours per calendar month of services. Mr. Christoffersen will not be eligible for an annual bonus during this time. In addition, as of September 6, 2005, 12,500 shares of Mr. Christoffersen’s unvested restricted stock vested, and 7,000 shares of his unvested stock options vested and became exercisable. Mr. Christoffersen will have six months following the termination of his employment with the Company in which to exercise such options. This description is a summary of the terms and conditions of the Separation Agreement. The Separation Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Officer Indemnification Agreement

The Company entered into Indemnification Agreements dated September 6, 2005 with each of the following officers:

Saria Tseng

C. Richard Neely, Jr.

The terms of the indemnification agreement are substantially similar to the form of indemnification agreement that the Company has previously entered into with certain of its officers and directors. The Company’s form of indemnification agreement is filed as Exhibit 10.4 of the Company’s Form S-1 Registration Statement (Registration No. 333-117327), declared effective by the Securities and Exchange Commission on November 18, 2004.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On September 6, 2005, the Company issued a press release announcing the resignation of Timothy Christoffersen from his position as the Company’s Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

(c) On September 6, 2005, the Company announced the appointment of C. Richard Neely, Jr. as the Company’s Chief Financial Officer. The Company and Mr. Neely entered into an Employment Agreement dated as of September 6, 2005 (the “Neely Employment Agreement”). Pursuant to the Neely Employment Agreement, Mr. Neely’s annual base salary will be $230,000. The Neely Employment Agreement also provides that Mr. Neely be granted, subject to the approval of the Board of Directors, an option to purchase 200,000 shares of Monolithic Power Systems’ common stock at fair market value. Pursuant to the Neely Employment Agreement, a portion of any unvested options shall accelerate and become vested in the event that Mr. Neely’s employment is terminated without cause or for good reason. This description is a summary of the terms of the Neely Employment Agreement. The Neely Employment Agreement is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Mr. Neely, age 51, has more than 24 years of financial and operations management experience in semiconductor, EDA and start-up company environments. From November 2002 through August 2005, Mr. Neely was the Chief Financial Officer at NuCORE Technology, a developer of leading-edge digital and analog imaging devices for digital, still and video cameras. While at NuCORE, Mr. Neely was responsible for finance, legal, human resources, information technologies and sales operations functions of the company. From August 2001 to November 2002, Mr. Neely was the principal of Neely Consulting, providing business, financial and management consulting services to various organizations. From August 2000 to August 2001, Mr. Neely served as Chief Financial Officer and managed the finance, information technologies and legal functions at Alventive, a private collaborative design software company. Mr. Neely has also served as Chief Financial Officer and Interim Chief Executive Officer for Beyond.com, Vice-President of Finance and Operations for Synopsys, and Vice President and Corporate Controller for Heartport. Mr. Neely spent 16 years with Advanced Micro Devices in a variety of senior financial management positions world-wide.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit	Description
99.1	Separation Agreement and Release between the Company and Timothy Christoffersen dated as of September 6, 2005

99.2	Press release issued September 7, 2005

99.3	Employment Agreement between the Company and C. Richard Neely, dated as of September 6, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

September 9, 2005	By:	/s/ Michael Hsing
Michael Hsing,
Chief Executive Officer and President (Principal Executive Officer and Duly Authorized Officer)

Index to Exhibits

Exhibit	Description
99.1	Separation Agreement and Release between the Company and Timothy Christoffersen dated as of September 6, 2005

99.2	Press release issued September 7, 2005

99.3	Employment Agreement between the Company and C. Richard Neely, dated as of September 6, 2005